Exhibit 31.3

Sarbanes-Oxley Section 302(a) Certification

I, William Bishop, certify that:

1.         I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of Alaska Communications Systems Group, Inc.; and

2.         Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2021	/s/ William Bishop
William Bishop
President and Chief Executive Officer
Alaska Communications Systems Group, Inc.